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                                                                    EXHIBIT 11.1

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                                               Year Ended December 31,
                                                                --------------------------------------------
                                                                    1994            1993           1992
                                                                ------------    ------------   -------------
                                                                  (in thousands, except per share amounts)

Primary Earnings Per Share
- --------------------------
        Income available to common shareholders:
        ----------------------------------------
        Income from continuing operations   . . . . . . . .     $    49,534     $     29,160     $    13,505
        Less: Loss from discontinued operations   . . . . .             -            (17,585)         (3,259)
                                                                -----------     ------------     -----------

        Net income  . . . . . . . . . . . . . . . . . . . .          49,534           11,575          10,246
        Less: Dividends on preferred stock  . . . . . . . .             -               (333)           -
                                                                -----------     ------------     -----------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $    49,534     $     11,242     $    10,246
                                                                ===========     ============     ===========

        Weighted average number of common and
        common equivalent shares:
        -------------------------------------------
        Average common shares outstanding   . . . . . . . .          13,649           10,652           9,917
        Add: Dilutive effect of stock options after
                application of treasury stock method  . . .             596              452              -
                                                                -----------     ------------     -----------
                                                                     14,245           11,104           9,917
                                                                ===========     ============     ===========

        Earnings (loss) per share:
        --------------------------
        Income from continuing operations   . . . . . . . .     $      3.48     $       2.60     $      1.36
        Loss from discontinued operations   . . . . . . . .             -              (1.59)           (.33)
                                                                -----------     ------------     -----------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $      3.48     $       1.01     $      1.03
                                                                ===========     ============     ===========

Fully Diluted Earnings Per Share
- --------------------------------
        Income available to common shareholders:
        ----------------------------------------
        Income from continuing operations   . . . . . . . .     $    49,534     $     29,160     $    13,505
        Less: Loss from discontinued operations   . . . . .             -            (17,585)         (3,259)
                                                                -----------     ------------     -----------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $    49,534     $     11,575     $    10,246
                                                                ===========     ============     ===========

        Weighted average number of common and
        all dilutive contingent shares:
        ----------------------------------------------
        Average common shares outstanding   . . . . . . . .          13,649           10,652           9,917
        Add: Dilutive effect of stock options after
                application of treasury stock method  . . .             596              687            -
             Dilutive effect of preferred stock after
                application of "if converted" method  . . .             -                514            -
                                                                -----------     ------------     -----------
                                                                $    14,245     $     11,853     $     9,917
                                                                ===========     ============     ===========

        Earnings (loss) per share:
        --------------------------
        Income from continuing operations   . . . . . . . .     $      3.48     $       2.46     $      1.36
        Loss from discontinued operations   . . . . . . . .             -              (1.49)           (.33)
                                                                -----------     ------------     -----------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $      3.48     $        .97     $      1.03
                                                                ===========     ============     ===========





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